Exhibit 5.2

       [Letterhead of Cleary, Gottlieb, Steen & Hamilton]




Writer's Direct Dial:  (212) 225-2552

                                    November 13, 1998


Great-West Life & Annuity Insurance Capital I
GWL&A Financial Inc.
c/o GWL&A Financial Inc.
8515 East Orchard
Englewood, Colorado 80111

Ladies and Gentlemen:

           We have acted as special counsel to Great-West Life & Annuity Insurance Capital I, a Delaware business trust (the "Trust"), and GWL&A Financial Inc., a Delaware corporation (the "Company"), in connection with the registration by the Trust and the Company under the Securities Act of 1933, as amended (the "Securities Act"), of (i) the Trust's Subordinated Capital Income Securities (liquidation amount of $25 per security) (the "Capital Securities"), (ii) the Company's __% Junior Subordinated Debentures due 2028 (the "Debentures") and (iii) the guarantee of the Capital Securities by the Company for the benefit of the holders from time to time of the Capital Securities (the "Guarantee"). The Capital Securities will be issued under an amended and restated declaration of trust of the Trust among the Company and the trustees named therein (the "Amended and Restated Declaration of Trust"). The Debentures will be issued under an indenture between the Company and the trustee named therein (the "Indenture"). The Guarantee will be issued under a guarantee agreement between the Company and the trustee named therein (the "Guarantee Agreement"). The Capital Securities, the Debentures and the Guarantee are being registered by the Trust and the Company pursuant to a Registration


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Great-West Life & Annuity Insurance Capital I
GWL&A Financial Inc., p. 2


Statement on Form S-3 (Nos. 333-64473 and 333-64473-01) (the
"Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 28, 1998, as amended by Amendment No. 1 to the Registration Statement, filed with the Commission on November 5, 1998, and by Amendment No. 2 to the Registration Agreement, filed with the Commission on the date of this opinion.

           In arriving at the opinions expressed below, we have reviewed the following documents:

           (a)  the Registration Statement, the related
                Prospectus and the documents incorporated by reference therein;

           (b a form of the Amended and Restated Declaration of Trust, filed as an exhibit to the Registration
                Statement;

           (c) a form of the Indenture, filed as an exhibit to the Registration Statement; and

           (d) a form of the Guarantee Agreement, filed as an exhibit to the Registration Statement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Trust and such other instruments and other certificates of public officials, officers and representatives of the Company and the Trust and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Amended and Restated Declaration of Trust and the Capital Securities will conform to the form thereof that we have reviewed and that the Capital Securities will be duly authenticated in accordance with the terms of the Amended and Restated Declaration of Trust, (iii) that the Indenture and the Debentures will conform to the form thereof that we have reviewed and that the Debentures will be duly authenticated in accordance with the terms of the Indenture, and (iv) that the Guarantee Agreement will conform to the form thereof that we have reviewed.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

           1. With respect to the Debentures, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (b) the


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Great-West Life & Annuity Insurance Capital I
GWL&A Financial Inc., p. 3


Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance of and establish the terms of such Debentures, the offering thereof and related matters, (c) the Indenture has been duly executed and delivered, (d) the Debentures have been duly executed and delivered by the Company in the manner provided for in the Indenture, and (e) the Debentures have been issued, sold and delivered in the manner and at such prices as approved by the Board, upon payment of the consideration provided for therein, the Debentures to be issued under the Indenture will (assuming the Debentures so issuable are still validly authorized as of the issue date) be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

           2. With respect to the Guarantee, when (a) the Guarantee Agreement has been duly qualified under the Trust Indenture Act, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Guarantee, the offering thereof and related matters, (c) the Guarantee Agreement has been duly executed and delivered, (d) the Amended and Restated Declaration of Trust has been duly executed and delivered, and (e) the Capital Securities have been issued, sold and delivered in the manner and at such prices as approved by the Trust, upon payment of the consideration provided for therein, the Guarantee will (assuming the Guarantee is still validly authorized as of the issue date) be a valid, binding and enforceable obligation of the Company, entitled to the benefits of the Guarantee Agreement.

           In connection with our opinions expressed above, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws at the time the Capital Securities, the Debentures and the Guarantee are offered or issued as contemplated by the Registration Statement; (ii) the terms of the Capital Securities and of their issuance and sale will have been duly established in conformity with the Amended and Restated Declaration so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Trust; (iii) the terms of the Debentures and of their issuance and sale will have been duly established in conformity with the Indenture so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company; and (iv) the Capital Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the Prospectus.

           Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that each other party to such agreement or obligation will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

Great-West Life & Annuity Insurance Capital I
GWL&A Financial Inc., p. 4


           The foregoing opinion is limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware. In particular, we express no opinion as to the Capital Securities, as to which we understand that you are relying on the opinion of Richards, Layton & Finger, special Delaware counsel to the Company and the Trust.

           We are furnishing this letter to you solely for your benefit in connection with the offering of the Capital
Securities. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

                               Very truly yours,

                               CLEARY, GOTTLIEB, STEEN & HAMILTON



                               By     /s/ David W. Hirsch
                                 --------------------------------
                                     David W. Hirsch, a Partner